     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2000


                                                       REGISTRATION NO. 33-58303
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                    FORM S-3


                         POST EFFECTIVE AMENDMENT NO. 5

                                       TO
                             REGISTRATION STATEMENT

                                  ON FORM S-1

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      MERRILL LYNCH LIFE INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    ARKANSAS
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6312
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   91-1325756
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                             800 SCUDDERS MILL ROAD
                          PLAINSBORO, NEW JERSEY 08536
                                 (609) 282-1429
                        (ADDRESS INCLUDING ZIP CODE, AND
                     TELEPHONE NUMBER, INCLUDING AREA CODE
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                            ------------------------

                            BARRY G. SKOLNICK, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                      MERRILL LYNCH LIFE INSURANCE COMPANY
                             800 SCUDDERS MILL ROAD
                          PLAINSBORO, NEW JERSEY 08536
                                 (609) 282-1429
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                             STEPHEN E. ROTH, ESQ.
                            KIMBERLY J. SMITH, ESQ.
                        SUTHERLAND ASBILL & BRENNAN LLP
                         1275 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].


Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement Nos. 33-26322, 33-46827, 33-52254 and 33-60290.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

MAY 1, 2000


                           MERRILL LYNCH ASSET I (SM)
                   GROUP MODIFIED GUARANTEED ANNUITY CONTRACT
                                   ISSUED BY
                      MERRILL LYNCH LIFE INSURANCE COMPANY
                    Home Office: Little Rock, Arkansas 72201
        Service Center: P.O. Box 44222, Jacksonville, Florida 32231-4222
             4804 Deer Lake Drive East, Jacksonville, Florida 32246
                             Phone: (800) 535-5549
                                OFFERED THROUGH
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

This prospectus describes a GROUP MODIFIED GUARANTEED ANNUITY contract issued by Merrill Lynch Life Insurance Company.

        An ANNUITY contract provides for a series of payments that are made in regular intervals beginning on a specified date. A MODIFIED GUARANTEED ANNUITY contract additionally provides that fixed rates of interest will be credited to the contract for specified periods of time (called guarantee periods). If you make a withdrawal prior to the end of those periods, we will adjust the value of the contract to reflect the difference between the guaranteed interest rates and the interest rates being offered at that time.

To purchase a Certificate, you must complete an application and pay a single premium. You must then allocate your premium among one or more subaccounts that grow at a specified guaranteed rate of interest for the guarantee period.

PURCHASING THIS CERTIFICATE INVOLVES CERTAIN RISKS. WE WILL APPLY A WITHDRAWAL CHARGE AND A MARKET VALUE ADJUSTMENT IF YOU MAKE A WITHDRAWAL OR ANNUITIZE BEFORE THE END OF A GUARANTEE PERIOD. THE MARKET VALUE ADJUSTMENT MAY BE EITHER POSITIVE OR NEGATIVE. ACCORDINGLY, THE VALUE OF YOUR CERTIFICATE COULD EITHER INCREASE OR DECREASE AND YOU COULD LOSE A SUBSTANTIAL PORTION OF THE PREMIUM YOU INVESTED. YOU SHOULD CAREFULLY CONSIDER YOUR INCOME NEEDS BEFORE PURCHASING A CERTIFICATE.

WHEN YOU TAKE WITHDRAWALS FROM A SUBACCOUNT, A FEDERAL INCOME TAX IS IMPOSED ON THE ENTIRE GAIN IN YOUR CERTIFICATE AND NOT JUST THE GAIN FROM THAT SUBACCOUNT. WITHDRAWALS BEFORE AGE 59 1/2 MAY ALSO INCUR A 10% FEDERAL PENALTY TAX. CAREFULLY DISCUSS YOUR PERSONAL TAX SITUATION WITH YOUR ADVISORS BEFORE YOU PURCHASE A CERTIFICATE.

                ------------------------------------------------
                NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                ------------------------------------------------

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
CAPSULE SUMMARY.............................................    3
DESCRIPTION OF THE CONTRACT.................................    5
     THE GROUP CONTRACT/CERTIFICATE.........................    5
     APPLICATION AND PREMIUMS...............................    5
     SUBACCOUNTS AND SUBACCOUNT VALUES......................    5
          Choices at the End of the Subaccount Guarantee
          Period (the Renewal Date).........................    6
          How We Determine the Guaranteed Interest Rates for
          Subaccounts.......................................    6
     WITHDRAWALS............................................    7
     CHARGES................................................    8
          Market Value Adjustment ("MVA")...................    8
          Withdrawal Charge.................................   10
          Premium Taxes.....................................   11
     DEATH BENEFIT PAYMENTS AND BENEFICIARIES...............   12
          Beneficiaries.....................................   12
          Death Before the Annuity Date.....................   12
          Death After the Annuity Date......................   13
     ANNUITY PROVISIONS (ANNUITIZATION).....................   14
     OTHER PROVISIONS.......................................   16
          Assignment........................................   16
          Notices and Elections.............................   16
          Amendment of Group Contract and Certificate.......   16
          Free Look Right...................................   16
          Guarantee of Group Contract and Certificate.......   17
DISTRIBUTION OF THE CONTRACTS...............................   17
FEDERAL INCOME TAXES........................................   17
LEGAL PROCEEDINGS...........................................   21
LEGAL MATTERS...............................................   21
EXPERTS.....................................................   22
REGISTRATION STATEMENT......................................   22
APPENDIX....................................................  A-1

                                CAPSULE SUMMARY

THE GROUP CONTRACT AND CERTIFICATE

This prospectus describes a group modified guaranteed annuity contract issued by Merrill Lynch Life Insurance Company ("we" or "us"). We issue group contracts to certain groups such as employers. However, we maintain specific accounts for each individual in the group. A Certificate of Participation summarizes your rights and benefits under the group contract. Merrill Lynch, Pierce, Fenner & Smith Incorporated qualifies as a group in most states. Therefore, you can purchase Certificates in those states through Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

APPLICATION

To purchase a Certificate, you must complete and return an application to our Service Center. We have the right to reject any application.

PREMIUMS

We issue one Certificate for each single premium payment you make. Your single premium must be at least $5,000.

SUBACCOUNTS

We maintain one or more subaccounts for the value of your Certificate. Each subaccount grows at a specified interest rate. We guarantee that we will credit that interest rate for a specified period, called a Guarantee Period, that corresponds to the subaccount. Currently, we offer Guarantee Periods of one to ten years. You must tell us how much of your premium payment you want us to put in each subaccount. You must allocate at least $5,000 to each subaccount you choose. At the end of the Guarantee Period (on the Renewal Date), you may transfer the value of that subaccount to one or more subaccounts at the interest rates then in effect.

CHARGES

       WITHDRAWAL CHARGE

       If you take a withdrawal from a subaccount before the end of the Guarantee Period, we will deduct a withdrawal charge generally equal to six months of interest on the amount withdrawn at the guaranteed interest rate. We do not deduct a withdrawal charge when the annuitant dies or you die. We also currently do not deduct a withdrawal charge when we begin to make annuity payments.

       MARKET VALUE ADJUSTMENT ("MVA")

       If you take a withdrawal from a subaccount before the end of the Guarantee Period, we will apply an MVA. We will also apply an MVA at the time we begin to make annuity payments if any subaccount has not reached the end of its Guarantee Period. The MVA may be positive or negative and can affect the value of your Certificate. Generally, if the interest rates for a new Certificate are higher than the guaranteed rates of your Certificate, the MVA will be negative. If the interest rates for a new Certificate are lower than the guaranteed rates of your Certificate, the MVA will be positive. For death benefit payments, we only credit a positive MVA; we do not deduct any negative MVA.

       PREMIUM TAXES

       We deduct any applicable premium taxes when you annuitize. Premium tax rates vary from jurisdiction to jurisdiction and currently range from 0% to 5%. In those jurisdictions that do not allow an insurance company to reduce its current taxable premium income by the amount of any withdrawal, surrender, or death benefit paid, we will also deduct a charge for these taxes on any withdrawal, surrender, or death benefit payment.

ANNUITY PAYMENTS


You choose the date that you want us to begin to make annuity payments (the annuity date). You also choose the method under which we make these payments (the annuity option). You may change the annuity date or annuity option any time before we begin to make annuity payments. You cannot make full or partial withdrawals after we begin to make annuity payments.


PAYMENT ON DEATH ("DEATH BENEFIT")

       BEFORE THE ANNUITY DATE

       If you or the annuitant dies prior to the annuity date, we will pay the designated beneficiary the value of the Certificate plus any positive MVA.

       AFTER THE ANNUITY DATE

       If you die after we begin making annuity payments, we will continue to make annuity payments to your beneficiary. If the annuitant dies after we begin to make annuity payments, the annuitant's designated beneficiary may request that we either continue to make any remaining guaranteed annuity payments or pay the present value of those payments in a lump sum.

WITHDRAWALS

You may take withdrawals any time before we begin to make annuity payments or before the annuitant's death, whichever is earlier. Withdrawals are subject to tax and if taken prior to age 59 1/2 may also be subject to a penalty tax. Certain CHARGES and minimums apply to withdrawals.

FREE LOOK

When you receive your Certificate, you should review it carefully to make sure it is what you intended to purchase. You may return the Certificate for a premium refund within ten days after you receive it. Some states allow a longer period to return the Certificate. To receive a premium refund, you must return the Certificate to our Service Center or to your Merrill Lynch Financial Consultant.

MERRILL LYNCH LIFE INSURANCE COMPANY

We issue the Certificates. Our home office is in Little Rock, Arkansas. Our Service Center's address and phone number are P.O. Box 44222, Jacksonville, Florida 32231-4222, (800) 535-5549.

You should address all communications concerning your Certificate to our Service Center.

                          DESCRIPTION OF THE CONTRACT

THE GROUP CONTRACT/CERTIFICATE

We issue group modified guaranteed annuity contracts to certain groups such as employers. A member of the group may purchase a Certificate. Merrill Lynch, Pierce, Fenner & Smith Incorporated qualifies as a group in most states. Therefore, if you are a client of Merrill Lynch, Pierce, Fenner & Smith Incorporated, you can purchase a Certificate in those states. In states that recognize clients of Merrill Lynch, Pierce, Fenner & Smith Incorporated as a group, we issue group contracts either directly to Merrill Lynch, Pierce, Fenner & Smith Incorporated or to Asset Group Trust (Sussex Trust Company, Georgetown, Delaware, Trustee).

The Certificate describes your rights and benefits under the group contract. You can exercise these rights and benefits at any time. However, the owner of the group contract can modify these rights and benefits. We reserve the right to terminate a Certificate if you are no longer a member of a group.


We will issue Certificates in connection with non-qualified retirement plans or plans qualifying for special tax treatment such as "H.R. 10" plans, Individual Retirement Annuities or Accounts, corporate pension and profit-sharing plans, or Tax-Sheltered Annuities.



The tax advantages typically provided by an annuity are already available with tax-qualified plans, including IRAs and Roth IRAs. You should carefully consider the advantages and disadvantages of owning an annuity in a tax-qualified plan, including the costs and benefits of the Certificate (including the annuity income benefits), before you purchase the Certificate in a tax-qualified plan.


APPLICATION AND PREMIUM

You can purchase a Certificate by completing an application and paying a premium. The minimum premium you can pay is $5,000. The maximum premium you can pay without our consent is $500,000. You must send the application and premium to our Service Center.

We issue a separate Certificate for each premium you pay. You must complete a new application for each premium payment. You can only purchase one Certificate a day. We can reject any application.

SUBACCOUNTS AND SUBACCOUNT VALUES

Your Certificate consists of one or more subaccounts. You must tell us how to distribute your single premium among these subaccounts. The minimum amount you can put in a subaccount is $5,000.

Each subaccount grows at a specified guaranteed rate of interest. The initial rates that will apply to your subaccounts are those in effect on the day we receive your premium. We guarantee that we will credit a particular interest rate to the subaccount for the designated number of years you select called the Guarantee Period. Currently, we offer ten Guarantee Periods ranging from one to ten years. We can change the number of the Guarantee Periods we offer. The end of the Guarantee Period for a subaccount is its Renewal Date. You cannot change the Guarantee Period or make a transfer to a different subaccount prior to the Renewal Date.

We credit the guaranteed interest rate for a subaccount daily (except on February 29th). The Subaccount Value initially equals the amount of premium that you allocate to or the amount you reinvest in a subaccount. The Subaccount Value fluctuates depending on the interest credited to that subaccount, any Market Value Adjustment (see MVA) and any withdrawals and Withdrawal Charges (see WITHDRAWALS). The total of all the Subaccount Values is your Certificate Value. We will compound interest on each Certificate anniversary.


The following is an example of how you can allocate a $15,000 single premium on May 1, 2000 among three subaccounts, and shows Subaccount Values as of the Renewal Date assuming no withdrawals.




                                     SUBACCOUNT                       SUBACCOUNT VALUE
 AMOUNT ALLOCATED   INTEREST RATE   GUARANTEE PERIOD   RENEWAL DATE   AS OF RENEWAL DATE
$5,000                 4.75%         One Year         May 1, 2001        $5,237.50
$5,000                 5.20%        Two Years         May 1, 2002        $5,533.52
$5,000                 5.60%        Six Years         May 1, 2006        $6,933.52

       CHOICES AT THE END OF THE SUBACCOUNT GUARANTEE PERIOD (THE RENEWAL DATE)


       We will send you a notice 45 days before a subaccount's Renewal Date. Currently, you may notify us no later than five business days after the Renewal Date that you wish to transfer the Subaccount Value to one or more new subaccounts. You can choose any of the Guarantee Periods offered on the Renewal Date. You must transfer at least $5,000 to any one subaccount or the entire Subaccount Value if less than $5,000. The transfer will be effective as of the Renewal Date. The interest rate(s) for the Guarantee Period(s) you choose will be those in effect for a new Certificate on the Renewal Date.


       If your Certificate's annuity date is less than one year from the Renewal Date, we will transfer the Subaccount Value to a new subaccount with a one-year Guarantee Period. You may change your annuity date so that the Guarantee Period of the new subaccount will end on or prior to the annuity date. See CHANGE OF ANNUITY DATE, ANNUITANT OR ANNUITY OPTION for more information.

       If we do not receive timely transfer instructions, we will transfer that Subaccount Value to the one year subaccount. If, however, you have chosen the Maximum Guarantee Period Option and we do not receive timely transfer instructions, we will transfer the Subaccount Value to the subaccount with the longest Guarantee Period that we offer at that time that:

              1. is available on the Renewal Date;

              2. is not longer than your longest Guarantee Period immediately before transfer; and

              3. ends on or before the annuity date.


              For example, you allocate your premium as of May 1, 2000 among three subaccounts with Renewal Dates of May 1, 2001; May 1, 2002; and May 1, 2006. If you do not select the Maximum Guarantee Period Option and we do not receive timely transfer instructions on or within five business days after the first Renewal Date (May 1, 2001), we will transfer that Subaccount Value to the one-year subaccount. If you have selected the Maximum Guarantee Period Option, we will transfer that Subaccount Value to the subaccount with the May 1, 2007 Renewal Date.


       HOW WE DETERMINE THE GUARANTEED INTEREST RATES FOR SUBACCOUNTS

       We have no specific formula for setting the guaranteed interest rates. Rates will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments that we may acquire with the amounts we receive as premiums. You will have no direct or indirect interest in the investments we make with the premiums. We will invest these amounts primarily in investment-grade fixed income securities including:

                     - securities issued by the United States Government or its agencies or instrumentalities, which may or may not be guaranteed by the United States Government;

                     - debt securities that have an investment grade, at the
                       time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service;

                     - mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above;

                     - other debt instruments;

                     - commercial paper; and

                     - cash or cash equivalents.

       We will also consider other factors in determining the guaranteed rates, including regulatory and tax requirements, sales commissions and administrative expenses that we must pay, general economic trends and competitive factors. WE WILL MAKE THE FINAL DETERMINATION OF THE GUARANTEED RATES WE DECLARE. WE CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE INTEREST RATES.

WITHDRAWALS

You may make a withdrawal of all or part of Net Certificate Value or Net Subaccount Value any time before the earliest of:
       1. the annuity date;
       2. your death; or
       3. the annuitant's death.
Withdrawals must meet the following requirements:

       1.  We must receive a written request
           from you at our Service Center
           (unless you have submitted a
           telephone authorization form --
           see NOTICES AND ELECTIONS).

       2.  You must return your Certificate
           to us if you want to make a full
           withdrawal.

       3.  You must specify the subaccounts
           from which you want to make the
           withdrawal. If you have
           two or more subaccounts with the same Guarantee Period, we will first take the withdrawal from the subaccount with the shortest period of time remaining in its Guarantee Period to the maximum extent possible.

NET SUBACCOUNT VALUE equals
the Subaccount Value after
adjustment for any MVA and
withdrawal charge which we
would apply on a full withdrawal,
annuitization or the payment
of death benefits on the death
of the participant or annuitant
prior to the annuity date.

       4. The minimum partial withdrawal you can make is $500 and any remaining Net Subaccount Value must be at least $1,000.

       5. You can withdraw any Subaccount Value that is less than $500 but you cannot leave any remaining amount in that subaccount.

       6. The remaining Certificate Value after a partial withdrawal must be at least $5,000.
WITHDRAWALS ARE SUBJECT TO INCOME TAXES. IF
THE WITHDRAWAL IS MADE PRIOR TO AGE 59 1/2,
YOU MAY ALSO HAVE TO PAY A FEDERAL PENALTY
TAX OF 10% OR MORE.

We will send you a notice at least 45 days, but not more than 75 days, prior to the Renewal Date of a subaccount. This notice will inform you that you must notify us within five days after the Renewal Date if you intend to make a withdrawal from the subaccount without application of an MVA or withdrawal charge on the Renewal Date.

We reserve the right to defer payments of withdrawals for up to six months. If you take a partial withdrawal, we will pay you the amount you request. We then deduct any Withdrawal Charge directly from and apply any MVA to the subaccount from which the partial withdrawal is made (see WITHDRAWAL CHARGE and MVA for more details regarding how charges are applied to withdrawals). If you withdraw an entire Subaccount Value, we adjust the amount withdrawn for any applicable withdrawal charge or MVA. This may reduce the amount you receive.

Under qualified plans, withdrawals may be permitted only under the circumstances specified in the plan, the consent of your spouse may be required, and under Tax-Sheltered Annuities and certain Section 401 plans, withdrawals attributable to contributions made under a salary reduction agreement may be made only after you reach age 59 1/2 and in other limited circumstances.

NET CERTIFICATE VALUE equals the
sum of all Net Subaccount
Values.

CHARGES


We impose two types of charges: a Market Value Adjustment and a Withdrawal Charge. We may also deduct any applicable premium taxes.


       MARKET VALUE ADJUSTMENT ("MVA")

       We impose an MVA in three circumstances:

       1.  WITHDRAWALS TAKEN FROM A SUBACCOUNT BEFORE THE END OF ITS GUARANTEE
           PERIOD: We will not apply an MVA if we receive your withdrawal instructions by the fifth business day after the Renewal Date. In this case, we consider the withdrawal to be effective as of the Renewal Date.

       2. ANNUITIZATION: If the annuity date (the date we begin making annuity payments) precedes the end of a Guarantee Period, we apply an MVA on the annuity date. We may also deduct any applicable premium taxes. We apply the MVA before any annuity payments are calculated.

           ---------------------------------------------------------------------
                For Certificates issued prior to January 9, 1995, and for Certificates issued on or after that date but before state approval, we will not apply an MVA on the annuity date if:

                          (i)  the combined MVAs of all affected
                               subaccounts would reduce your
                               Certificate Value; and

                         (ii)  annuity payments will be made for at
                               least ten years or you choose a life
                               contingency or life expectancy annuity
                               option.

                You should refer to your Certificate to determine if
                this applies to you.
           ---------------------------------------------------------------------

       3.  DEATH BENEFIT
           PAYMENTS:  We apply any
           net positive MVA to
           payments made at the time
           of your death or the
           annuitant's death prior
           to the annuity date. If
           the net MVA is negative,
            we will not deduct it.

---------------------------------------------------
NET MVA refers to the sum of the MVAs on all
subaccounts, some of which may be positive and
some of which may be negative. If the sum is
positive, it is referred to as a NET POSITIVE MVA.
---------------------------------------------------

       The MVA reflects the relationship on a given day between interest rates offered to new Certificates and the guaranteed interest rates of your Certificate. The greater the difference in interests rates, the greater the effect the MVA will have on your subaccount value. The amount of time remaining in a Guarantee Period also affects the MVA. The MVA can be positive or negative and can substantially impact the values in your Certificate. If the guaranteed interest rate for your subaccount is lower than the interest rate offered to new Certificates for a period equal to the remaining time in your subaccount, the MVA will decrease your subaccount value. If the guaranteed interest rate for your subaccount is higher than the interest rates offered to new Certificates for a period equal to the remaining time in your subaccount, the MVA will increase your subaccount value. If the adjustment is positive, we will credit the additional amount to the subaccount; if negative, we will deduct the amount from the subaccount value. You directly bear any investment risk of the MVA.

       We determine the MVA based on the following formula:

                          1 + B         n/365
  A X   [     1-    (    -------   )            ]
                          1 + C

       Where:


         A      =  i.          the amount withdrawn in the case of partial withdrawals, or
                   ii.         Net Subaccount Value, in the case of full withdrawals,
                               annuitizations, or payments due to your death or the
                               annuitant's death prior to the annuity date;


-------------------------------------------------------------------------------------------------
                      NET SUBACCOUNT VALUE =

                                                 Subaccount Value
                      ------------------------------------------------------------

                       Guaranteed Interest Rate                      1 + Current Interest Rate          n/365
                  (    ------------------------   )            (    ----------------------------   )
                                  2                       +         1 + Guaranteed Interest Rate

                               Where "n" is the number of days remaining in the Guarantee
                               Period of the subaccount, but not less than 365.
-------------------------------------------------------------------------------------------------

         n      =  the number of days remaining in the Guarantee Period of the subaccount(s) we are adjusting;

         B      =  the current guaranteed interest rate offered to Guarantee Periods in years equal to "n"/365;

         C      =  the guaranteed interest rate for your subaccount.

       If the remaining period of time in the Guarantee Period is not a whole number of years, we base the current interest rate for "B" on the guaranteed interest rates currently offered for the Guarantee Periods nearest the remaining period of time. We make this determination by straight-line interpolation, except where the remaining period of time is less than one year, in which case we use the current guaranteed rate for a Guarantee Period of one year.

       The following example illustrates calculation of the MVA.

        ASSUMPTIONS.

        - a withdrawal of $20,000 is made;
        - from a subaccount with 4.75 years (1,734 days) remaining in the Guarantee Period; and

        - a guaranteed interest rate of 5.20%.


        Assume also that the guaranteed interest rates currently offered are:


        - 5.3% for a Guarantee Period of 4 years; and



        - 5.5% for a Guarantee Period of 5 years.



        DETERMINING THE VALUE OF "B". Because the remaining period of time in the Guarantee Period is not a whole number of years, we base the current interest rate for "B" on straight-line interpolation. The interpolated guaranteed interest rate equals the sum of one-fourth of the four year rate and three-fourths of the five year rate. Since the four year rate is 5.3% and the five year rate is 5.5%, the interpolated rate for "B" equals 5.45% (5.3% times 0.25 plus 5.5% times 0.75).



        CALCULATING THE MVA. To calculate the MVA, we divide the sum of 1 and "B", 1.0545, by the sum of 1 and the guaranteed interest rate for the affected subaccount, 1.0520. The resulting figure, 1.0023764, is then taken to the "n"/365 power, or 4.75 (1,734/365), which is 1.0113384. We subtract 1.0113384 from 1 and multiply the resulting figure, -.0113384, by the amount of the withdrawal, $20,000, to give -$226.77. Because this figure is a negative number, we subtract it from the remaining subaccount value together with any applicable Withdrawal Charge.



        If "B" had been 4.95%, instead of 5.45%, the MVA would have been +224.76, which we would have added to the remaining subaccount value.



        GREATER DIFFERENCES IN INTEREST RATES RESULT IN LARGER MVAS. IF IN THE ABOVE EXAMPLE "B" HAD BEEN 6%, 7%, AND 8%, THE MARKET VALUE ADJUSTMENT WOULD HAVE BEEN -$732.81, -$1,678.45 AND -$2,657.82, RESPECTIVELY. THE MARKET VALUE ADJUSTMENT IS ALSO AFFECTED BY THE REMAINING PERIOD IN THE GUARANTEE PERIOD OF THE SUBACCOUNT FROM WHICH THE WITHDRAWAL IS MADE, WHICH IS "N" IN THE FORMULA. THUS, IF IN THE FIRST EXAMPLE ABOVE "N"/365 WERE 2.5 OR 1.5, THE MARKET VALUE ADJUSTMENT WOULD BE -$119.03 OR -$71.34, RESPECTIVELY.


       THE APPENDIX CONTAINS TABLES THAT SHOW THE APPLICATION OF THE MVA IN THE CONTEXT OF FULL WITHDRAWALS FROM A HYPOTHETICAL SUBACCOUNT.

       WITHDRAWAL CHARGE


       We will deduct a Withdrawal Charge if you make a full or partial withdrawal from a subaccount prior to the end of its Guarantee Period. We will not deduct a Withdrawal Charge for withdrawals made at the end of the Guarantee Period (on the Renewal Date). To avoid the Withdrawal Charge, we must receive your written instructions (unless you have submitted a telephone authorization form -- see NOTICES AND ELECTIONS) to take a withdrawal from a subaccount(s) no later than five business days after the Renewal Date of the subaccount. You can send your written instructions to our Service Center. If we receive your written instructions within this time period, we will process the withdrawal effective on the Renewal Date and we will not impose a Withdrawal Charge.

       The Withdrawal Charge
       equals six months of
       interest on the amount
       withdrawn (in the case of
       partial withdrawals) or
       the net subaccount value
       (in the case of full
       withdrawals).
       Specifically, we calculate
       the Withdrawal Charge by
       multiplying the withdrawn
       amount by 1/2 of the
       guaranteed interest rate
       for the subaccount from
       which the withdrawal is
       made.

For example, if you make a withdrawal from a subaccount with a guaranteed interest rate of 5.5%, we will apply a Withdrawal Charge of 2.75%
(1/2 of 5.5%) to the amount you withdraw from that subaccount if you make a partial withdrawal or to the net subaccount value if you make a full withdrawal.


                      For full withdrawals, we deduct the
                      Withdrawal Charge from the proceeds
                      of the withdrawal.
                      Withdrawal Charge =

                                              Guaranteed Interest Rate
                       Net Subaccount Value X ------------------------
                                                         2

                      For partial withdrawals, we deduct
                      a Withdrawal Charge directly from
                      the subaccount.
                      Withdrawal Charge =

                                          Guaranteed Interest Rate
                       Amount Withdrawn X ------------------------
                                                     2

       The following example illustrates how the MVA and Withdrawal Charge are applied to a withdrawal:

Your contract has two subaccounts:


- a five-year guarantee period with a guaranteed interest rate of 5.5% and



- a three-year guarantee period with a guaranteed interest rate of 5.3%.


Each subaccount has a value of $5,000.


You withdraw $7,000 and instruct us to take this withdrawal from the five-year subaccount to the maximum extent possible and the rest from the three-year subaccount. The maximum amount you can withdraw from the five-year subaccount is $4,500 ($5,000 less $376.25 MVA and $123.75 Withdrawal Charge (5.5% / 2 X
$4,500)). The remaining $2,500 is deducted from the three-year subaccount leaving $2,308.75 in the three-year subaccount ($5,000 minus $2,500 withdrawal minus $125.00 MVA minus $66.25 Withdrawal Charge (5.3% / 2 X $2,500)).


       Currently, we do not deduct a Withdrawal Charge at annuitization. However, we reserve the right to do so on any subaccount with a Guarantee Period that extends beyond the annuity date. We do not deduct a Withdrawal Charge from death benefit payments or annuity payments.

       PREMIUM TAXES

       We deduct any applicable premium taxes when you annuitize. If a jurisdiction does not allow us to reduce our current taxable premium income by the amount of withdrawals, surrenders or death benefit payments, we also deduct a charge for premium taxes when we make those payments.

DEATH BENEFIT PAYMENTS AND BENEFICIARIES

We will pay a death benefit to the designated beneficiary after we receive proof of your death or the death of the annuitant. Acceptable proof may include a certified copy of a death certificate, beneficiary claim statement, and any other documents we may require. We will pay the death benefit in a lump sum unless the beneficiary chooses an annuity option within 60 days from our receipt of the proof of death.

       BENEFICIARIES

       When you complete the application, you must select a beneficiary to receive the death benefit in the event you die. You also must select a beneficiary to receive the death benefit in the event the annuitant dies. If you are also the annuitant, the beneficiaries must be the same.

       You can designate a beneficiary as revocable or irrevocable. If you name a revocable beneficiary, you can change that beneficiary at any time prior to your death. If you designate an irrevocable beneficiary, that beneficiary must approve any beneficiary change in writing.

       If no beneficiary survives the annuitant, payment will be made to you, if living, or to your estate. If your beneficiary dies before you, the death benefit payable at your death will be paid to your estate.

       The estate or heirs of the annuitant's beneficiary or your beneficiary have no rights under the Certificate if the beneficiary dies before the annuitant or you, respectively.

       DEATH BEFORE THE ANNUITY DATE

              Your Death

              If you die before the annuity date, we will pay the death benefit to your beneficiary. The death benefit equals the Certificate Value plus any net positive MVA as of the date of payment. Your beneficiary may select a payment option under which payments begin within one year of your death and do not extend beyond the beneficiary's life expectancy. If no payment is selected, we will pay this death benefit in a lump sum within five years of your death.

              If there is more than one participant under the same Certificate, we pay the death benefit to the designated beneficiary when the first such participant dies. If a surviving spouse is also the beneficiary, he or she can choose to become the new participant and continue the Certificate with the same rights and benefits as the deceased participant had before death. Thereafter, the surviving spouse will be the participant and the annuitant. If the surviving spouse chooses to become the new participant and continue the Certificate, no death benefit will be paid until he or she dies.

              Death of the Annuitant

              If the annuitant (other than you) dies before the annuity date (unless you have selected a contingent annuitant as described below), we will pay the designated beneficiary the Certificate Value plus any net positive MVA as of the date of payment. We will pay this death benefit in a lump sum unless the beneficiary selects an annuity option.


              If you are not the annuitant, you can irrevocably select a contingent annuitant. You must make this selection before the annuity date and the death of the annuitant. If you elect this option, we will not pay a death benefit when the primary annuitant dies. The contingent annuitant will become the annuitant upon the death of the original annuitant before the annuity date. This option is only available when you and any other participants under the same Certificate are "natural persons" or with certain qualified plans entitled to special tax treatment under Sections 401 or 408 of the Internal Revenue Code ("IRC"). If any participant of a non-qualified Certificate is not an individual, we treat the death of any annuitant as the death of a participant and we pay the death benefit.

       DEATH AFTER THE ANNUITY DATE

              Your Death

              If you or any other participant under the same Certificate dies after the annuity date, we will continue to make annuity payments to your beneficiary in the same manner as before your death.

              Death of the Annuitant

              If the annuitant dies after the annuity date, the annuitant's beneficiary can request that we continue to make the annuity payments for the period of time required under the chosen annuity option or until the amount guaranteed has been paid (see ANNUITY PROVISIONS). Alternatively, the designated beneficiary can request that we pay the remaining guaranteed payments in a lump sum based on the present value. This payment will be less than the sum of the remaining guaranteed payments. We determine this payment based on the interest rate used in determining the annuity payments.

              If the annuitant's beneficiary dies while guaranteed amounts remain unpaid, we will pay the present value of the remaining guaranteed payments to the estate of the annuitant's beneficiary in a lump sum.

ANNUITY PROVISIONS (ANNUITIZATION)

We make annuity payments to you commencing on the annuity date designated in your Certificate. In calculating annuity payments, we apply an MVA to any subaccount that has a Guarantee Period that extends beyond the annuity date. We also deduct any applicable premium taxes. In this section, we refer to the Certificate Value plus or minus the MVA and minus premium taxes as the Net Certificate Value.

       -----------------------------------------------------------------
       Net Certificate Value = Certificate Value +/- MVA - premium taxes
       -----------------------------------------------------------------

We calculate annuity payments by applying the Net Certificate Value to the annuity option you choose using our annuity rates in effect at that time. These rates are guaranteed not to be lower than the minimum guaranteed annuity rates shown in the applicable annuity table in your Certificate.

     ---------------------------------------------------------------------------
     The tables in your Certificate show the minimum guaranteed amount of each monthly annuity payment for each $1,000 applied according to the age and sex of the annuitant on the annuity date. We based these tables on the 1983 Table "a" projected forward to 1995 for Individual Annuity Valuation with current mortality adjustments. When required by state law, we will not differentiate by sex. The Certificate contains a formula for adjusting the age of the annuitant based on the annuity date in order to determine minimum monthly annuity payments. An age adjustment results in a reduction in the minimum monthly annuity payments that would otherwise be made. Therefore, if the rates we are using are the minimum rates shown in the annuity tables in the Certificate, you may want to select an annuity date that immediately precedes the date on which an age adjustment would occur. For example, the annuity payment rates in the annuity tables for an annuitant with an annuity date in the year 2010 are the same as those for an annuity date twelve months earlier, even though the annuitant is one year older, because the new decade results in the annuitant's age being reduced by an additional year. Current annuity rates, unlike the guaranteed rates, do not involve any age adjustment.
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     For Certificates issued prior to January 9, 1995, and for Certificates issued on or after that date but before state approval, we will not apply an MVA at the annuity date if:

           (i) the combined MVAs of all affected subaccounts would reduce the value of your Certificate; and

          (ii) annuity payments will be made for at least ten years or you choose a life contingency or life expectancy annuity option.

     You should refer to your Certificate to determine if this applies to you.
     ---------------------------------------------------------------------------

We will send your annuity payments monthly unless you choose to have payments made less frequently or choose the Qualified Plan Option. Each annuity payment must be at least $50 or we can change the frequency of the annuity payments so that they are at least $50. If your Net Certificate Value is less than $5,000 ($3,500 for certain qualified Certificates) on the annuity date, we can pay such amount to you in a lump sum.


You select the annuity date, annuitant, and annuity option at the time of the application.


       ANNUITY DATE

       We will make payments to you beginning on the annuity date. The annuity date can be any day of a calendar month. However, it cannot be later than the first day of the month after the annuitant's 85th birthday. If you do not select an annuity date at the time of application, the annuity date will be the first day of the month after the annuitant's 75th birthday.

       For qualified Certificates other than IRAs, the annuity date generally may not be later than April 1 of the calendar year after the later of the calendar year in which the annuitant attains age 70 1/2 or retires. For IRAs, the annuity date generally may not be later than April 1 of the calendar year after the calendar year in which the annuitant attains age 70 1/2.

       ANNUITANT

       You can select one or two annuitants. If co-annuitants are selected, we consider the annuitant's death to occur at the last surviving annuitant's death. Annuity payments are based on the annuitant's age and sex. We may require proof of age, sex or survival from the annuitant. If you give us incorrect information, we will adjust the amount of the annuity payments to reflect the correct age and sex. If previous payments were overpaid, we will deduct the overpaid amount from the next payments due. If previous payments were underpaid, we will add the underpaid amount to the next payment.

       ANNUITY OPTIONS


       You can select any one of the following annuity options. We can offer additional annuity options. If you do not select an annuity option, we will choose a life annuity with payments guaranteed for 10 years. Once you begin to receive annuity payments, you cannot change the annuity option, payment amount, or the payment period.


       1. Payments of a Fixed Amount: You can choose the amount of each annuity payment. We will make equal payments of the amount chosen until the Net Certificate Value is gone. The Net Certificate Value must be sufficient so that we can make payments for at least five years.

       2. Payments for a Fixed Period: You can choose a time period during which you wish to receive annuity payments. We will pay the Net Certificate Value in equal payments over this time period. The period for these payments cannot be less than five years.


       3. *Life Annuity: We will make payments as long as the annuitant lives. Payments will stop at the last payment due before the death of the annuitant. The Net Certificate Value will be applied to determine the amount of the annuity payments based on the annuitant's age, sex and life expectancy.


       4. Life Annuity with Payments Guaranteed for 10 or 20 Years: We will make payments for the guaranteed period chosen (10 or 20 years) and as long thereafter as the annuitant lives.

       5. Life Annuity with Guaranteed Return of Net Certificate Value: We will make annuity payments until the total of the annuity payments equals the Net Certificate Value applied to this option, and as long thereafter as the annuitant lives.

       6. *Joint and Survivor Life Annuity: Payments will be made for as long as the annuitant and co-annuitant live. We will not make any payments after the death of the last surviving annuitant. We apply the Net Certificate Value based on the annuitant's and co-annuitant's ages, sex and life expectancy to determine the amount of the annuity payments.


       7. Qualified Plan Option: This option is available only under qualified Certificates. Payments may be based on:


          (a) the life expectancy of the annuitant,

          (b) the joint life expectancy of the annuitant and his or her spouse, or

          (c) the life expectancy of the surviving spouse if the annuitant dies before the annuity date.

          Payments will be made annually. Each payment equals the Net Certificate Value on the first day of the calendar year divided by applicable current life expectancy based on Internal


          *CAUTION: THESE OPTIONS ARE "PURE" LIFE ANNUITIES. THEREFORE, IT IS POSSIBLE FOR THE PAYEE TO RECEIVE ONLY ONE ANNUITY PAYMENT IF THE PERSON (OR PERSONS) ON WHOSE LIFE (LIVES) PAYMENT IS BASED DIES AFTER ONLY ONE PAYMENT OR TO RECEIVE ONLY TWO ANNUITY PAYMENTS IF THAT PERSON (THOSE PERSONS) DIES AFTER ONLY TWO PAYMENTS, ETC. CAREFULLY CONSIDER YOUR NEEDS BEFORE YOU CHOOSE THIS OPTION.

          Revenue Service regulations. We make each subsequent payment on the anniversary of the annuity date. We credit interest at our then current rate for this option. The rate will not be less than the rate shown in the Contract. On the death of the measuring life or lives, we will pay any unpaid Net Certificate Value to the beneficiary in a lump sum.


          CHANGE OF ANNUITY DATE, ANNUITANT OR ANNUITY OPTION



          In order to change the annuity date, the annuitant, and/or the annuity option, we must receive your written instructions no later than 30 days before the existing annuity date. You can send your written instructions to our Service Center. You can also make annuity date and annuity option changes via telephone if you have submitted a proper telephone authorization form. See NOTICES AND ELECTIONS.


          Changes of the annuity date are subject to federal tax restrictions.

                                OTHER PROVISIONS

ASSIGNMENT

You may assign your rights under a Certificate to a creditor as security for a debt. Any irrevocable beneficiary must consent to such an assignment. This does not change the ownership of your Certificate. The rights of the creditor take precedence over the rights of a beneficiary. If the Certificate is issued pursuant to a qualified plan, your rights under the Certificate may not be assigned, pledged or transferred, unless permitted by law.

We assume no responsibility for the validity of any assignment or for any actions we take prior to receipt of written notice of an assignment.

An assignment of the Certificate may have federal income tax consequences.

NOTICES AND ELECTIONS


You must send any changes, notices, and/or choices for your Certificate to our Service Center. These requests must be in writing and signed unless you have submitted a telephone authorization form. We will effect any request regarding beneficiary changes or choices as of the date you sign the request, unless we already acted in reliance on your prior status before receiving your notice. If you have submitted a telephone authorization form, you may make the following choices via telephone:



       1. subaccount selections at the end of a Guarantee Period, including election of the Maximum Guarantee Period Option;



       2.  subaccounts from which you wish to make partial withdrawals;



       3.  annuity date changes; and



       4.  annuity option changes.


We will use reasonable procedures to confirm that a telephone request is proper. These procedures may include possible tape recording of telephone calls and obtaining appropriate identification before effecting any telephone transactions. We do not have any liability if we act on a request that we reasonably believe is proper.

AMENDMENT OF GROUP CONTRACT AND CERTIFICATE

We may amend any group contract or Certificate at any time if required to comply with applicable law, regulation or ruling issued by a governmental agency.

FREE LOOK RIGHT


You should carefully review your Certificate when you receive it to make sure it is what you intended to purchase. You may return the Certificate for a refund of premium within ten days after you receive it. Some states allow a longer time to return the Certificate. You must return the Certificate to either our Service Center or your Merrill Lynch Financial Consultant within this time period in order to receive a refund of your premium. We will then deem your Certificate void from the beginning. If you cancel your Certificate under this provision, you cannot submit another application for a Certificate for at least 90 days.

GUARANTEE OF GROUP CONTRACT AND CERTIFICATE

Neither the federal government nor its instrumentalities guarantee the group contract or your Certificate. We stand behind the guarantees in the Certificate.

                         DISTRIBUTION OF THE CONTRACTS


Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is the principal underwriter of the group contract. MLPF&S was organized in 1958 under the laws of the state of Delaware and is registered as a broker-dealer under the Securities Exchange Act of 1934. It is a member of the National Association of Securities Dealers, Inc. ("NASD"). The principal business address for MLPF&S is World Financial Center, 250 Vesey Street, New York, New York 10281.



Registered representatives (Financial Consultants) of MLPF&S sell these Certificates. These Financial Consultants are also licensed through various Merrill Lynch Life Agencies ("MLLA") as our insurance agents. We have entered into a distribution agreement with MLPF&S and companion sales agreements with MLLA. These agreements allow Financial Consultants to sell Certificates and receive compensation. The maximum commission MLLA pays to the Financial Consultant is 2.3% of each premium. In addition, the maximum compensation MLLA pays to the Financial Consultant for each reinvestment is 2.1% of Subaccount Value reinvested.


The maximum commission we will pay to the applicable insurance agency to be used to pay commissions to Financial Consultants is 4.5% of each premium. In addition, the maximum compensation we will pay to the applicable insurance agency to be used to pay compensation to Financial Consultants for reinvestment is 3.2% of Subaccount Value reinvested. We may pay compensation in the form of non-cash compensation, consistent with applicable regulatory requirements.

MLPF&S may arrange for sales of the group contract or Certificate by other broker-dealers who are registered under the Securities Exchange Act of 1934 and are members of the NASD.

                              FEDERAL INCOME TAXES

The following summary discussion is based on our understanding of current federal income tax law as the Internal Revenue Service (IRS) now interprets it. We can't guarantee that the law or the IRS's interpretation won't change. It does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. Counsel or other tax advisors should be consulted for further information.

We haven't considered any applicable federal gift, estate or any state or other tax laws. Of course, your own tax status or that of your beneficiary can affect the tax consequences of ownership or receipt of distributions.


When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money--generally for retirement purposes. If you invest in an annuity as part of an Individual Retirement Account ("IRA"), Simplified Employee Pension (SEP) IRA, Roth IRA, SIMPLE IRA, tax sheltered annuity, pension plan or employer-sponsored retirement program, your contract is called a QUALIFIED Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a NON-QUALIFIED Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. The ultimate effect of federal income taxes on the amounts held under an annuity contract, on annuity payments, and on the economic benefit to the participant, the annuitant or the beneficiary depends on the type of retirement plan, on the tax status of the individual concerned and on our tax status.

TAX STATUS OF THE CONTRACTS

       REQUIRED DISTRIBUTIONS


       In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the IRC requires any Non-Qualified Contract to contain certain provisions specifying how a participant's interest in the Certificate will be distributed in the event of his or her death. Specifically, Section 72(s) requires that (a) if any participant dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such participant's death; and
       (b) if any participant dies prior to the annuity starting date, the entire interest in the contract will be distributed within five years after the date of such participant's death. These requirements will be considered satisfied as to any portion of a participant's interest which is payable to or for the benefit of a designated beneficiary and which is distributed over the life of such designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of the participant's death. The designated beneficiary refers to a natural person designated by the participant as a beneficiary and to whom ownership of the contract passes by reason of death. However, if the designated beneficiary is the surviving spouse of the deceased participant, the contract may be continued with the surviving spouse as the new participant.



       Non-Qualified Contracts contain provisions that are intended to comply with these requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them, if necessary, to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.


       Other required distribution rules may apply to Qualified Contracts.

TAXATION OF ANNUITIES

       IN GENERAL

       IRC Section 72 governs annuity taxation generally. We believe that a participant who is a natural person usually won't be taxed on increases in the value of a contract until there is a distribution (i.e., the participant withdraws all or part of the accumulation or takes annuity payments). Assigning, pledging, or agreeing to assign or pledge any part of the accumulation usually will be considered a distribution. Withdrawals of accumulated investment earnings are taxable as ordinary income. Generally under the IRC, withdrawals are first allocated to investment earnings.

       A participant of any annuity contract who is not a natural person generally must include in income any increase in the excess of the accumulation over the "investment in the contract" during the taxable year. There are some exceptions to this rule and a prospective participant that is not a natural person may wish to discuss them with a competent tax advisor.

       The following discussion applies generally to Contracts owned by a natural person.

       PARTIAL WITHDRAWALS AND SURRENDERS


       When a withdrawal from a Non-Qualified Contract occurs, the amount received generally will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Certificate Value immediately before the distribution over the investment in the contract (generally, the premiums or other consideration paid for the Certificate, reduced by any amount previously distributed from the Certificate that was not subject to tax) at that time. The Certificate Value immediately before a withdrawal may have to be increased by any net positive MVA which results from a withdrawal.


       YOU SHOULD NOTE THAT THIS IS AN INTEGRATED ANNUITY CONTRACT FOR IRC PURPOSES. THEREFORE, WHEN WE DETERMINE THE EXTENT TO WHICH A WITHDRAWAL FROM ONE SUBACCOUNT IS TAXABLE, WE WILL USE THE CERTIFICATE VALUE AND "INVESTMENT IN THE CONTRACT" FOR THE ENTIRE CERTIFICATE AND NOT JUST OF THE SUBACCOUNT FROM WHICH THE WITHDRAWAL IS MADE.

       If you withdraw your entire accumulation under a Certificate, you will be taxed only on the part that exceeds your investment in the contact.

       ANNUITY PAYMENTS


       Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income. For a contract issued as a Qualified Contract, your investment in the contract may be zero.


       TAXATION OF DEATH BENEFIT PROCEEDS


       Amounts may be paid from a contract because a participant, the annuitant or the co-annuitant has died. If the payments are made in a lump sum, they're taxed the same way a full withdrawal from the contract is taxed. If they are distributed as annuity payments, they're taxed as annuity payments.


PENALTY TAX ON SOME WITHDRAWALS


You may have to pay a penalty tax (10% of the amount treated as taxable income) on some withdrawals. However, there is usually no penalty on distributions:



       1. on or after you reach age 59 1/2;



       2. after you die (or after the annuitant dies, if the owner isn't an individual);



       3. on account of becoming disabled; or



       4. that are part of a series of substantially equal periodic (at least annual) payments for your life (or life expectancy) or the joint lives (or life expectancies) of you and your beneficiary.


Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

TRANSFERS, ASSIGNMENTS, OR EXCHANGES OF A CONTRACT

Transferring or assigning ownership of the contract, designating an annuitant, payee or other beneficiary who is not also the participant, or exchanging a contract can have other tax consequences that we don't discuss here. If you're thinking about any of those transactions, contact a tax advisor.

WITHHOLDING

Annuity distributions usually are subject to withholding for the recipient's federal income tax liability at rates that vary according to the type of distribution and the recipient's tax status. However, recipients can usually choose not to have tax withheld from distributions.

MULTIPLE CONTRACTS


All non-qualified deferred annuity contracts that we (or our affiliates) issue to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner's income when a taxable distribution occurs. This could affect when income is taxable and how much is subject to tax and the 10% penalty discussed above.


POSSIBLE CHANGES IN TAXATION

Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective prior to the date of the change). A tax adviser should be consulted with respect to legislative developments and their effect on the contract.

TAXATION OF QUALIFIED CONTRACTS

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the contract comply with the law.

       INDIVIDUAL RETIREMENT ACCOUNTS (IRAS)

       IRAs, as defined in Section 408 of the IRC, permit individuals to make annual contributions of up to the lesser of $2,000 or 100% of adjusted gross income. The contributions may be deductible in whole or in part, depending on the individual's income. Distributions from certain pension plans may be "rolled over" into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1/2, unless certain exceptions apply.

       SIMPLE IRAS

       A Certificate is available for purchase by an individual who has separately established a SIMPLE IRA custodial account with Merrill Lynch, Pierce, Fenner & Smith Incorporated. SIMPLE IRAs permit certain small employers to establish SIMPLE plans as provided by Section 408(p) of the IRC, under which employees may elect to defer to a SIMPLE IRA a percentage of compensation up to $6,000 (as increased for cost of living adjustments). The sponsoring employer is required to make matching or non-elective contributions on behalf of employees. Distributions from SIMPLE IRAs are subject to the same restrictions that apply to IRA distributions and are taxed as ordinary income. Subject to certain exceptions, premature distributions prior to age 59 1/2 are subject to a 10% penalty tax, which is increased to 25% if the distribution occurs within the first two years after the commencement of the employee's participation in the plan.

       SIMPLIFIED EMPLOYEE PENSION (SEP) IRAS

       SEP IRAs may be established by employers under section 408(k) of the IRC to provide IRA contributions on behalf of their employees. In addition to all of the general rules of the IRC governing IRAs, such plans are subject to certain requirements regarding participation and amounts of contributions.

       ROTH IRAS


       A Certificate is available for purchase by an individual who has separately established a Roth IRA custodial account with Merrill Lynch, Pierce, Fenner & Smith Incorporated. Roth IRAs, as described in Section 408A of the IRC, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. You may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age
       59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.



       CORPORATE PENSION AND PROFIT-SHARING PLANS AND H.R. 10 PLANS



       Section 401(a) of the IRC allows corporate employers to establish various types of retirement plans for employees, and self-employed individuals to establish qualified plans for themselves and their employees. Adverse tax consequences to the retirement plan, the participant or both may result if the Contract is transferred to any individual as a means to provide benefit payments, unless the plan complies with all the requirements applicable to such benefits prior to transferring the Contract.

       TAX SHELTERED ANNUITIES


       Tax Sheltered Annuities under Section 403(b) of the IRC allow employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.



       OTHER TAX ISSUES


       Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax advisor for more information about these distribution rules.

       Distributions from Qualified Contracts generally are subject to withholding for the participant's federal income tax liability. The withholding rate varies according to the type of distribution and the participant's tax status. The participant will be provided the opportunity to elect not have tax withheld from distributions.


       "Eligible rollover distributions" from Section 401(a) and 403(b) plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions such as distributions required by the IRC or distributions in a specified annuity form. The 20% withholding does not apply, however, if the participant chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.



                               LEGAL PROCEEDINGS


We are not aware of any material pending litigation against us or involving our property. We are also not aware of any legal proceedings contemplated by any governmental authorities against us.

                                 LEGAL MATTERS

Barry G. Skolnick, our Senior Vice President and General Counsel, has approved our organization, our authority to issue the group contracts and Certificates, and the validity of the group contract form and Certificate form. Sutherland Asbill & Brennan LLP of Washington, D.C., provided advice on certain matters relating to federal securities laws.

                                    EXPERTS


Deloitte & Touche LLP, independent auditors, audited our financial statements that are incorporated by reference into this Prospectus. The financial statements are as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, as stated in their auditors' report in the statements. We have incorporated our financial statements in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP's principal business address is Two World Financial Center, New York, New York 10281-1433. Other financial statements incorporated by reference into this Prospectus are unaudited.

                             REGISTRATION STATEMENT

We have filed registration statements with the Securities and Exchange Commission under the Securities Act of 1933 that relate to the group contract and the Certificate. This prospectus does not contain all of the information in the registration statements as permitted by Securities and Exchange Commission regulations. You can obtain the omitted information from the Securities and Exchange Commission's principal office in Washington, D.C., upon payment of a prescribed fee.

                                    APPENDIX


The tables below are designed to show the impact of the MVA and withdrawal charge on a single premium of $10,000. Table 1 assumes the premium is allocated to a subaccount with a 10 year Guarantee Period with a guaranteed rate of interest of 6.0%. Table 2 assumes the premium is allocated to a subaccount with a 5 year Guarantee Period with a guaranteed rate of 5.5%. The MVAs are based on interpolated current interest rates (defined in the Contract as "B") of 4.0%, 6.0% and 8.0% in the 10 year guarantee table (see Table 1 below) and 3.5%, 5.5% and 7.5% in the 5 year guarantee table (see Table 2 below). The net subaccount values shown in the tables are the maximum amount available as cash withdrawals. Although the withdrawal charge is in each case a fixed percentage of the amount withdrawn, the amount of the charge for withdrawals made at the end of each year varies as a result of the MVA. Values shown in the tables have been rounded to the nearest dollar, and therefore the figures under the net subaccount value columns may not precisely equal amounts set forth in the subaccount value, plus the MVA, less the withdrawal charge columns.


                                    TABLE 1


                        -----------------------------------------------------------------------------------------------------------
                                      MARKET VALUE ADJUSTMENTS, WITHDRAWAL CHARGES AND NET SUBACCOUNT VALUE BASED ON
                                                          INTERPOLATED CURRENT INTEREST RATES OF:
                        -----------------------------------------------------------------------------------------------------------
                                       4.0%                                6.0%                                8.0%
-----------------------------------------------------------------------------------------------------------------------------------
                          MARKET                    NET       MARKET                    NET       MARKET                    NET
  END OF       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-
CERTIFICATE   ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT
   YEAR        VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE
-----------------------------------------------------------------------------------------------------------------------------------
     1        10,600       1,914        364       12,150        -0-         309       10,291      (1,601)       262        8,737
     2        11,236       1,787        379       12,644        -0-         327       10,909      (1,521)       283        9,432
     3        11,910       1,643        395       13,158        -0-         347       11,563      (1,423)       305       10,181
     4        12,625       1,479        411       13,693        -0-         368       12,257      (1,304)       330       10,991
     5        13,382       1,294        427       14,249        -0-         390       12,992      (1,162)       356       11,864
     6        14,185       1,088        445       14,828        -0-         413       13,772        (994)       384       12,807
     7        15,036         857        463       15,430        -0-         438       14,598        (797)       415       13,824
     8        15,938         600        482       16,057        -0-         464       15,474        (568)       448       14,922
     9        16,895         315        501       16,709        -0-         492       16,403        (304)       483       16,108
    10        17,908         -0-        -0-       17,908        -0-         -0-       17,908         -0-        -0-       17,908
-----------------------------------------------------------------------------------------------------------------------------------


                                    TABLE 2


                        -----------------------------------------------------------------------------------------------------------
                                      MARKET VALUE ADJUSTMENTS, WITHDRAWAL CHARGES AND NET SUBACCOUNT VALUE BASED ON
                                                          INTERPOLATED CURRENT INTEREST RATES OF:
                        -----------------------------------------------------------------------------------------------------------
                                       3.5%                                5.5%                                7.5%
-----------------------------------------------------------------------------------------------------------------------------------
                          MARKET                    NET       MARKET                    NET       MARKET                    NET
  END OF       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-
CERTIFICATE   ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT
   YEAR        VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE
-----------------------------------------------------------------------------------------------------------------------------------
     1        10,550        815         304       11,061        -0-         282       10,268       (744)        262        9,543
     2        11,130        639         315       11,454        -0-         298       10,832       (594)        282       10,254
     3        11,742        445         326       11,862        -0-         314       11,428       (422)        303       11,018
     4        12,388        233         338       12,283        -0-         332       12,057       (224)        326       11,838
     5        13,070        -0-         -0-       13,070        -0-         -0-       13,070        -0-         -0-       13,070
-----------------------------------------------------------------------------------------------------------------------------------

The formulas used in determining the amounts shown in the above tables are as follows:

(1) Net Subaccount Value =                                   Subaccount Value
                             --------------------------------------------------------------------------------
                                  Guaranteed Interest Rate                    1 + Current Interest Rate
                             (    ------------------------   )     +    (    ----------------------------   )    n/365
                                             2                               1 + Guaranteed Interest Rate

     Where "n" is the number of days remaining in the Guaranteed Period of the subaccount, but not less than 365.

                                                  Guaranteed Interest Rate
(2) Withdrawal Charge = Net Subaccount Value X   --------------------------
                                                             2

                                                                          1 + Current Interest Rate          n/365
(3) Market Value Adjustment = Net Subaccount Value X    [    1 -   (    -----------------------------   )            ]
                                                                        1 + Guaranteed Interest Rate

     Where "n" is the number of days remaining in the Guarantee Period of the subaccount, but not less than 365.

REPORTS TO CONTRACT OWNERS. At least once each year prior to the annuity date, we will send you a report outlining your Certificate Value, Subaccount Values, Guarantee Periods, Withdrawal Charges and MVAs, if any, applied during the year. The report will not include financial statements.


DOCUMENTS INCORPORATED BY REFERENCE. Our Annual Report on Form 10K for the year ended December 31, 1999 is incorporated herein by reference. This prospectus also incorporates by reference all documents or reports we file pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering. Such documents or reports will be a part of this prospectus from the date such documents are filed.



   REQUESTING DOCUMENTS. You may request a free copy of any or all of the information incorporated by reference into the prospectus (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written requests for such documents to our Service Center at:



          P.O. BOX 44222
          JACKSONVILLE, FLORIDA 32231-4222
          TELEPHONE: 1-800-535-5549 (TOLL FREE)



PUBLIC INFORMATION. We are required to file certain reports pursuant to Section 15(d) of the Exchange Act. We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000845091.


The Securities and Exchange Commission ("SEC") maintains a web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the site is http://www.sec.gov.

You can also review and copy any materials filed with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

                                    PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Not applicable.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

AMENDED AND RESTATED BY-LAWS OF MERRILL LYNCH LIFE INSURANCE COMPANY, ARTICLE VI

     Sections 1, 2, 3 and 4--Indemnification of Directors, Officers, Employees and Incorporators

Section 1. Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other Court shall deem proper.

Section 3. Right to Indemnification. To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

BY-LAWS OF MERRILL LYNCH & CO., INC.


     Section 2--Indemnification by Corporation

Any persons serving as an officer, director or trustee of a corporation, trust, or other enterprise, including the Registrant, at the request of Merrill Lynch are entitled to indemnification from Merrill Lynch, to the fullest extent authorized or permitted by law, for liabilities with respect to actions taken or omitted by such persons in any capacity in which such persons serve Merrill Lynch or such other corporation, trust, or other enterprise. Any action initiated by any such person for which indemnification is provided shall be approved by the Board of Directors of Merrill Lynch prior to such initiation.

DIRECTORS' AND OFFICERS' INSURANCE

Merrill Lynch has purchased from Corporate Officers' and Directors' Assurance Company directors' and officers' liability insurance policies which cover, in addition to the indemnification described above, liabilities for which indemnification is not provided under the By-Laws. The Company will pay an allocable portion of the insurance premium paid by Merrill Lynch with respect to such insurance policy.

ARKANSAS BUSINESS CORPORATION LAW

In addition, Section 4-26-814 of the Arkansas Business Corporation Law generally provides that a corporation has the power to indemnify a director or officer of the corporation, or a person serving at the request of the corporation as a director or officer of another corporation or other enterprise against any judgments, amounts paid in settlement, and reasonably incurred expenses in a civil or criminal action or proceeding if the director or officer acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or, in the case of a criminal action or proceeding, if he or she in addition had no reasonable cause to believe that his or her conduct was unlawful).

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 16.  EXHIBITS


     1(a)        Underwriting Agreement Between Merrill Lynch Life Insurance
                 Company and Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated. (Incorporated by Reference to Registrant's
                 Form S-1 Registration No. 33-58303, Filed March 29, 1995.)
     1(b)        Amendment 1 to Underwriting Agreement Between Merrill Lynch
                 Life Insurance Company and Merrill Lynch, Pierce, Fenner &
                 Smith Incorporated. (Incorporated by Reference to
                 Registrant's Form S-1 Registration No. 33-58303, Filed March
                 29, 1995.)
     2(a)        Merrill Lynch Life Insurance Company Board of Directors
                 Resolution in Connection With the Merger Between Merrill
                 Lynch Life Insurance Company and Tandem Insurance Group,
                 Inc. (Incorporated by Reference to Registrant's
                 Post-Effective Amendment No. 4 to Form S-1 Registration No.
                 33-26322, Filed September 5, 1991.)

     2(b)        Plan and Agreement of Merger Between Merrill Lynch Life
                 Insurance Company and Tandem Insurance Group, Inc.
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 4 to Form S-1 Registration No. 33-26322, Filed
                 September 5, 1991.)
     3(a) Articles of Amendment, Restatement and Redomestication of the Articles of Incorporation of Merrill Lynch Life
                 Insurance Company (Incorporated by Reference to Merrill
                 Lynch Life Variable Annuity Separate Account A's
                 Post-Effective Amendment No. 10 to
                 Form N-4, Registration No. 33-43773, Filed December 10,
                 1996.)
     3(b)        Amended and Restated By-laws of Merrill Lynch Life Insurance
                 Company (Incorporated by Reference to Merrill Lynch Life
                 Variable Annuity Separate Account A's Post-Effective
                 Amendment No. 10 to Form N-4, Registration No. 33-43773,
                 Filed December 10, 1996.)
     4(a)(1)     Group Modified Guaranteed Annuity Contract, ML-AY-361
                 (Incorporated by Reference to Registrant's Pre-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 February 23, 1989.)
     4(a)(2)     Group Modified Guaranteed Annuity Contract, ML-AY-361/94
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 3 to Form S-1 Registration No. 33-60290, Filed
                 December 7, 1994.)
     4(b)(1) Individual Certificate, ML-AY-362 (Incorporated by Reference to Registrant's Pre-Effective Amendment No. 1 to Form S-1
                 Registration No. 33-26322, Filed February 23, 1989.)
     4(b)(2)     Individual Certificate, ML-AY-362 KS (Incorporated by
                 Reference to Registrant's Post-Effective Amendment No. 1 to
                 Form S-1 Registration No. 33-26322, Filed March 9, 1990.)
     4(b)(3) Individual Certificate, ML-AY-378 (Incorporated by Reference to Registrant's Post-Effective Amendment No. 1 to Form S-1
                 Registration No. 33-26322, Filed March 9, 1990.)
     4(b)(4)     Individual Certificate, ML-AY-362/94 (Incorporated by
                 Reference to Registrant's Post-Effective Amendment No. 3 to
                 Form S-1 Registration No. 33-60290, Filed December 7, 1994.)
     4(c)(1)     Individual Tax-Sheltered Annuity Certificate, ML-AY-372
                 (Incorporated by Reference to Registrant's Pre-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 February 23, 1989.)
     4(c)(2)     Individual Tax-Sheltered Annuity Certificate, ML-AY-372 KS
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 March 9, 1990.)
     4(c)(3)     Individual Tax-Sheltered Annuity Certificate, ML-AY-372/94
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 3 to Form S-1 Registration No. 33-60290, Filed
                 December 7, 1994.)
     4(d)(1)     Qualified Retirement Plan Certificate, ML-AY-373
                 (Incorporated by Reference to Registrant's Form S-1
                 Registration No. 33-26322, Filed January 3, 1989.)
     4(d)(2)     Qualified Retirement Plan Certificate, ML-AY-373 KS
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 March 9, 1990.)
     4(d)(3)     Qualified Retirement Plan Certificate, ML-AY-373/94
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 3 to Form S-1 Registration No. 33-60290, Filed
                 December 7, 1994.)
     4(e)(1)     Individual Retirement Annuity Certificate, ML-AY-374
                 (Incorporated by Reference to Registrant's Form S-1
                 Registration No. 33-26322, Filed January 3, 1989.)
     4(e)(2)     Individual Retirement Annuity Certificate, ML-AY-374 KS
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 March 9, 1990.)

     4(e)(3)     Individual Retirement Annuity Certificate, ML-AY-375 KS
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 March 9, 1990.)
     4(e)(4)     Individual Retirement Annuity Certificate, ML-AY-379
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 March 9, 1990.)
     4(e)(5)     Individual Retirement Annuity Certificate, ML-AY-374/94
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 3 to Form S-1 Registration No. 33-60290, Filed
                 December 7, 1994.)
     4(f)(1)     Individual Retirement Account Certificate, ML-AY-375
                 (Incorporated by Reference to Registrant's Pre-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 February 23, 1989.)
     4(f)(2)     Individual Retirement Account Certificate, ML-AY-380
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 March 9, 1990.)
     4(f)(3)     Individual Retirement Account Certificate, ML-AY-375/94
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 3 to Form S-1 Registration No. 33-60290, Filed
                 December 7, 1994.)
     4(g)(1)     Section 457 Deferred Compensation Plan Certificate,
                 ML-AY-376 (Incorporated by Reference to Registrant's Form
                 S-1 Registration No. 33-26322, Filed January 3, 1989.)
     4(g)(2)     Section 457 Deferred Compensation Plan Certificate,
                 ML-AY-376 KS (Incorporated by Reference to Registrant's
                 Post-Effective Amendment No. 1 to Form S-1 Registration No.
                 33-26322, Filed March 9, 1990.)
     4(g)(3)     Section 457 Deferred Compensation Plan Certificate,
                 ML-AY-376/94 (Incorporated by Reference to Registrant's
                 Post-Effective Amendment No. 3 to Form S-1 Registration No.
                 33-60290, Filed December 7, 1994.)
     4(h)(1) Tax-Sheltered Annuity Endorsement, ML-AY-366 (Incorporated by Reference to Registrant's Form S-1 Registration No.
                 33-26322, Filed January 3, 1989.)
     4(h)(2)     Tax-Sheltered Annuity Endorsement, ML-AY-366 190
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 March 9, 1990.)
     4(h)(3)     Tax-Sheltered Annuity Endorsement, ML-AY-366 1096
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 2 to Form S-1 Registration No. 33-58303, Filed
                 March 27, 1997.)
     4(i)(1)     Qualified Retirement Plan Endorsement, ML-AY-364
                 (Incorporated by Reference to Registrant's Form S-1
                 Registration No. 33-26322, Filed January 3, 1989.)
     4(i)(2)     Qualified Retirement Plan Endorsement, ML-AY-364 190.
                 (Incorporated by Reference to Registrant's Form S-1
                 Registration No. 33-26322, Filed March 9, 1990.)
     4(j)(1)     Individual Retirement Annuity Endorsement, ML-AY-368
                 (Incorporated by Reference to Registrant's Form S-1
                 Registration No. 33-26322, Filed January 3, 1989.)
     4(j)(2)     Individual Retirement Annuity Endorsement, ML-AY-368 190
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 March 9, 1990.)
     4(j)(3)     Individual Retirement Annuity Endorsement, ML009
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-60290, Filed
                 March 31, 1994.)
     4(k)(1)     Individual Retirement Account Endorsement, ML-AY-365
                 (Incorporated by Reference to Registrant's Form S-1
                 Registration No. 33-26322, Filed January 3, 1989.)

     4(k)(2)     Individual Retirement Account Endorsement, ML-AY-365 190
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed
                 March 9, 1990.)
     4(l)(1)     Section 457 Deferred Compensation Plan Endorsement,
                 ML-AY-367 (Incorporated by Reference to Registrant's Form
                 S-1 Registration No. 33-26322, Filed January 3, 1989.)
     4(l)(2)     Section 457 Deferred Compensation Plan Endorsement,
                 ML-AY-367 190 (Incorporated by Reference to Registrant's
                 Post-Effective Amendment No. 1 to Form S-1 Registration No.
                 33-26322, Filed March 9, 1990.)
     4(m)(1)     Qualified Plan Endorsement, ML-AY-369 (Incorporated by
                 Reference to Registrant's Form S-1 Registration No.
                 33-26322, Filed January 3, 1989.)
     4(m)(2)     Qualified Plan Endorsement, ML-AY-448 (Incorporated by
                 Reference to Registrant's Post-Effective Amendment No. 1 to
                 Form S-1 Registration No. 33-26322, Filed March 9, 1990.)
     4(m)(3)     Qualified Plan Endorsement, ML-AY-448/94 (Incorporated by
                 Reference to Registrant's Post-Effective Amendment No. 3 to
                 Form S-1 Registration No. 33-60290, Filed December 7, 1994.)
     4(n)        Application for Group Modified Guaranteed Annuity Contract
                 (Incorporated by Reference to Registrant's Form S-1
                 Registration No. 33-26322, Filed January 3, 1989.)
     4(o)        Application for Individual Certificate Under Modified
                 Guaranteed Annuity Contract (Incorporated by Reference to
                 Registrant's Form S-1 Registration No. 33-26322, Filed
                 January 3, 1989.)
     4(p) Form of Company name change endorsement (Incorporated by Reference to Registrant's Post-Effective Amendment No. 4 to
                 Form S-1 Registration No. 33-26322, Filed September 5,
                 1991.)
     5 Opinion of Barry G. Skolnick, Esq. and Consent to its use as to the legality of the securities being registered.
    10(a)        Management Services Agreement Between Merrill Lynch Life
                 Insurance Company and Family Life Insurance Company
                 (Incorporated by Reference to Registrant's Form S-1
                 Registration No. 33-26322, Filed January 3, 1989.)
    10(b)        General Agency Agreement Between Merrill Lynch Life
                 Insurance and Merrill Lynch Life Agency, Inc. (Incorporated by Reference to Registrant's Pre-Effective Amendment No. 1 to Form S-1 Registration No. 33-26322, Filed February 23,
                 1989.)
    10(c)        Amended Service Agreement Between Merrill Lynch Life
                 Insurance Company and Merrill Lynch Insurance Group, Inc.
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 1 to Form S-1 Registration No. 33-60290, Filed
                 March 31, 1994.)
    10(d)        Indemnity Reinsurance Agreement Between Merrill Lynch Life
                 Insurance Company and Family Life Insurance Group
                 (Incorporated by Reference to Registrant's Post-Effective
                 Amendment No. 2 to Form S-1 Registration No. 33-26322, Filed
                 March 13, 1991.)
    10(e)        Amendment No. 1 to Indemnity Reinsurance Agreement Between
                 Merrill Lynch Life Insurance Company and Family Life
                 Insurance Group (Incorporated by Reference to Registrant's
                 Post-Effective Amendment No. 3 to Form S-1 Registration No.
                 33-26322, Filed April 24, 1991.)
    10(f)        Assumption Reinsurance Agreement Between Merrill Lynch Life
                 Insurance Company, Tandem Insurance Group, Inc. and Royal
                 Tandem Life Insurance Company and Family Life Insurance
                 Company (Incorporated by Reference to Registrant's
                 Post-Effective Amendment No. 4 to Form S-1 Registration No.
                 33-26322, Filed September 5, 1991.)
    10(g)        Amended General Agency Agreement Between Merrill Lynch Life
                 Insurance Company and Merrill Lynch Life Agency Inc.
                 (Incorporated by Reference to Registrant's Form S-1
                 Registration No. 33-46827, Filed March 30, 1992.)

    10(h)        Indemnity Agreement Between Merrill Lynch Life Insurance
                 Company and Merrill Lynch Life Agency Inc. (Incorporated by
                 Reference to Registrant's Form S-1 Registration No.
                 33-46827, Filed March 30, 1992.)
    10(i)        Management Agreement Between Merrill Lynch Life Insurance
                 Company and Merrill Lynch Asset Management, Inc.
                 (Incorporated by Reference to Registrant's Form S-1
                 Registration No. 33-46827, Filed March 30, 1992.)
    23(a)        Written Consent of Sutherland Asbill & Brennan LLP
    23(b)        Written Consent of Deloitte & Touche LLP, independent
                 auditors.
    24(a)        Power of Attorney from Joseph E. Crowne. (Incorporated by
                 Reference to Registrant's Form S-1 Registration No.
                 33-58303, Filed March 29, 1995.)
    24(b)        Power of Attorney from David M. Dunford. (Incorporated by
                 Reference to Registrant's Form S-1 Registration No.
                 33-58303, Filed March 29, 1995.)
    24(c)        Power of Attorney from John C.R. Hele. (Incorporated by
                 Reference to Registrant's Form S-1 Registration No.
                 33-58303, Filed March 29, 1995.)
    24(d)        Power of Attorney from Allen N. Jones. (Incorporated by
                 Reference to Registrant's Form S-1 Registration No.
                 33-58303, Filed March 29, 1995.)
    24(e)        Power of Attorney from Barry G. Skolnick. (Incorporated by
                 Reference to Registrant's Form S-1 Registration No.
                 33-58303, Filed March 29, 1995.)
    24(f)        Power of Attorney from Anthony J. Vespa. (Incorporated by
                 Reference to Registrant's Form S-1 Registration No.
                 33-58303, Filed March 29, 1995.)
    24(g)        Power of Attorney from Gail R. Farkas. (Incorporated by
                 Reference to Registrant's Form S-1 Registration No.
                 33-58303, Filed March 26, 1996.)

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainsboro, State of New Jersey, on this 5th day of April, 2000.


ATTEST:                                                    MERRILL LYNCH LIFE INSURANCE COMPANY
                                                           (Registrant)
/s/ EDWARD W. DIFFIN, JR.                                  By: /s/ BARRY G. SKOLNICK
-----------------------------------------------------      ---------------------------------------------------
Edward W. Diffin, Jr.                                      Barry G. Skolnick
Vice President                                             Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on this 5th day of April, 2000.


                      SIGNATURE                                                    TITLE
                      ---------                                                    -----

*                                                          Chairman of the Board, President, and Chief Executive
-----------------------------------------------------        Officer
Anthony J. Vespa

*                                                          Director, Senior Vice President, Chief Financial
-----------------------------------------------------        Officer, Chief Actuary, and Treasurer
Joseph E. Crowne, Jr.

*                                                          Director, Senior Vice President, and Chief Investment
-----------------------------------------------------        Officer
David M. Dunford

*                                                          Director and Senior Vice President
-----------------------------------------------------
Gail R. Farkas

*By:  /s/ BARRY G. SKOLNICK                                In his own capacity as Director, Senior Vice
                                                             President, and General Counsel and as
-----------------------------------------------------        Attorney-in-Fact
     Barry G. Skolnick

                                 EXHIBIT INDEX



       EXHIBIT                                   DESCRIPTION                               PAGE
       -------                                   -----------                               ----
 5                       Opinion of Barry G. Skolnick, Esq. and Consent to its use as
                         to the legality of the securities being registered..........
23(a)                    Written Consent of Sutherland Asbill & Brennan LLP .........
23(b)                    Written Consent of Deloitte & Touche LLP, independent
                         auditors....................................................